Exhibit 10.46

SECOND AMENDMENT
TO
THE FOREST CITY ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

     WHEREAS, Forest City Enterprises, Inc. (the “Company”) adopted the Forest City Enterprises, Inc. Deferred Compensation Plan for Executives (the “Plan”) effective as of January 1, 1999 and has since amended the Plan; and

     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

     WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under a nonqualified deferred compensation plan after December 31, 2004; and

     WHEREAS, the Company desires to amend the Plan as of December 31, 2004 so as to cause amounts deferred under the Plan before January 1, 2005 to not be subject to Code Section 409A.

     NOW THEREFORE, the Company hereby adopts this Second Amendment to the Plan, which amendment (i) freezes the Plan so that no deferrals may be made under the Plan after December 31, 2004, (ii) allows amounts deferred prior to January 1, 2005 (including any interest earned thereon) to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation, and the terms of the Plan as in effect, prior to the addition of Section 409A to the Code and (iii) amends the Plan so that no new Participants shall be permitted under the Plan after December 31, 2004. The Plan, as amended by the Second Amendment to the Plan, shall be interpreted and administered to effect the amendments described in the preceding sentence.

     Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined and the provisions hereof shall be effective as of the close of business on December 31, 2004.

Section 1

     The preamble to the Plan is hereby amended by adding the following new paragraph at the end thereof:

“The Second Amendment to the Plan permanently freezes all benefits hereunder (other than interest credited to a Participant’s Account) effective as of December 31, 2004. In furtherance of, but without limiting the foregoing, no new Participants may join the Plan after December 31, 2004, no amounts may be deferred under the Plan after December 31, 2004, and the only amounts that shall be allocated to a Participant’s Account under the Plan after December 31, 2004 shall be interest earned on Account balances under the Plan as of December 31, 2004.”

Section 2

     Section 2 of Article II of the Plan is hereby amended by adding the following new sentence to the end thereof:

“Notwithstanding any provision of the Plan to the contrary, (i) no person shall become a Participant under the Plan after December 31, 2004 and (ii) no Base Salary or Incentive Compensation may be deferred pursuant to the Plan after December 31, 2004.”

Section 3

     Section 3 of Article II of the Plan is hereby amended by adding the following new sentence to the end thereof:

“Notwithstanding the foregoing, the Committee’s right to exercise discretion hereunder shall be limited to the extent necessary to ensure that amounts deferred under the Plan are not subject to Code Section 409A.”

Section 4

     The second sentence of Section 4 of Article II of the Plan is hereby amended in its entirety to read as follows:

“Such Account will be credited with interest at such rate and in such manner as is determined from time to time by the Committee; provided that such interest shall be credited only to the extent that crediting such interest will not cause amounts deferred under the Plan to be subject to Code Section 409A.”

Section 5

     Article III of the Plan is hereby amended by adding the following new sentences to the end thereof:

“It is intended that no action be taken with respect to the Plan that would cause amounts deferred under the Plan to be subject to Code Section 409A. The Plan shall be administered in a manner that effects such intent. In furtherance of, but without limiting the foregoing, the Committee (i) shall not have the right to exercise its discretion under the Plan or to interpret the Plan in a manner that would cause amounts deferred under the Plan to be subject to Code Section 409A and (ii) is authorized to adopt rules or regulations deemed necessary or appropriate to ensure that amounts deferred under the Plan are not subject to Code Section 409A.”

Section 6

     Article IV of the Plan is hereby amended by adding the following new clause to the end thereof, to read as follows:

“; and provided further that such consent shall not apply to any amendment or termination deemed necessary by the Company to ensure that amounts deferred under the Plan are not subject to Code Section 409A.”

     EXECUTED at Cleveland, Ohio this ___ day of __________, 2005.

FOREST CITY ENTERPRISES, INC.

By:

Name:

Title: